ABERCROMBIE & FITCH REPORTS FIRST QUARTER RESULTS

New Albany, Ohio, May 26, 2016: Abercrombie & Fitch Co. (NYSE: ANF) today reported a GAAP net loss per diluted share of $0.59 for the first quarter ended April 30, 2016, compared to a GAAP net loss per diluted share of $0.91, or an adjusted non-GAAP loss per diluted share of $0.53 excluding certain items, for the first quarter last year. GAAP net loss per diluted share for the quarter was adversely impacted by approximately $0.05 related to changes in foreign currency exchange rates compared to the prior year.

A description of the use of non-GAAP financial measures and a schedule reconciling GAAP financial measures to adjusted non-GAAP financial measures accompanies this release. The company is not reporting any non-GAAP financial measures for the quarter ended April 30, 2016.

Arthur Martinez, Executive Chairman, said:

"Our results for the quarter reflect significant traffic headwinds, particularly in international markets and in our U.S. flagship and tourist stores, resulting in negative comparable sales. However, in the face of these headwinds, we were encouraged by our U.S. business, where comparable sales improved in the Hollister brand, and gross margin rate increased meaningfully for both brands. Overall, our business remains well managed in these challenging times, with our assortment and customer-centricity efforts driving improved conversion, and expense and inventory well controlled.

We expect the second quarter to remain challenging, but to see better results in the back half of the year as our assortments continue to improve and we see returns from significant investments in marketing, store management and omnichannel. In addition, with the new brand presidents and other key roles now filled, we have a strong team in place to drive our brands forward and capitalize on the many opportunities we see ahead of us."

First Quarter Sales Results

Net sales for the first quarter of $685.5 million were down 3% over last year, with comparable sales for the first quarter down 4%.

Fiscal 2016 Comparable Sales Summary (1)
Brand		Geography
	First Quarter		First Quarter
Abercrombie(2)	(8)%	United States	(2)%
Hollister	0%	International	(7)%
Total Company	(4)%	Total Company	(4)%

(1) Comparable sales are calculated on a constant currency basis.
(2) Abercrombie includes the Abercrombie & Fitch and abercrombie kids brands.

By brand, net sales for the first quarter decreased 5% to $323.3 million for Abercrombie and decreased 2% to $362.1 million for Hollister over last year.

By geography, net sales for the first quarter decreased 5% to $425.4 million in the U.S. and were approximately flat at $260.1 million in international markets over last year.

Direct-to-consumer and omnichannel sales grew to approximately 24% of total company net sales for the first quarter, compared to approximately 23% of total company net sales last year.

Additional First Quarter Results Commentary

The gross profit rate for the first quarter was 62.1%, 410 basis points higher than last year. Excluding certain items last year, the gross profit rate reflected an improvement of 100 basis points on a constant currency basis, primarily due to higher average unit retails, partially offset by higher average unit costs.

Stores and distribution expense for the first quarter was $369.1 million, down from $391.6 million last year, primarily due to expense reduction efforts and the realization of savings on lower sales, partially offset by higher direct-to-consumer expense. Excluding certain items last year, stores and distribution expense decreased $17.8 million.

Marketing, general and administrative expense for the first quarter was $114.4 million, up from $107.5 million last year, primarily due to higher legal, marketing and other expenses. Excluding certain items last year, marketing, general and administrative expense increased $8.7 million.

Excluded from adjusted results for the first quarter last year were restructuring benefits of $1.6 million and asset impairment charges of $6.1 million.

Net other operating income for the first quarter was $2.9 million, compared to net other operating income of $2.0 million last year.

Operating loss for the first quarter was $54.9 million, compared to $90.2 million for the first quarter last year. Excluding certain items last year, operating loss increased $2.6 million.

The effective tax rate for the first quarter was 35%, compared to 33%, or 35% excluding certain items, last year.

Net loss attributable to Abercrombie & Fitch Co. for the first quarter was $39.6 million compared to $63.2 million for the first quarter last year. Excluding certain items last year, net loss attributable to Abercrombie & Fitch Co. increased $2.4 million.

Other Developments

As previously announced, on May 20, 2016 the Board of Directors declared a quarterly cash dividend of $0.20 per share on the Class A Common Stock of Abercrombie & Fitch Co., payable on June 13, 2016 to stockholders of record at the close of business on June 3, 2016.

Fiscal 2016 Outlook

For fiscal 2016, with references to last year being on an adjusted non-GAAP basis, the company now expects:

•	Comparable sales to remain challenging in the second quarter, but to improve in the second half of the year

•	Adverse effects from foreign currency on sales of approximately $10 million and on operating income of approximately $15 million, including the year-over-year impact from hedging

•	A gross margin rate up slightly to last year's rate of 61.9%, but down modestly in the second quarter

•
Operating expense dollars to be approximately flat to last year, with investments in marketing, store management and omnichannel offset by savings from expense reduction efforts. Based on the timing of these investments, the company expects operating expense dollars in the second quarter to be up 2% to 3% over last year

•	An effective tax rate in the mid-to-upper 30s

•	A weighted average diluted share count of approximately 68 million shares, excluding the effect of potential share buybacks

The company continues to expect capital expenditures in the range of $150 million to $175 million for the full year.

The company plans to open approximately 15 new stores in fiscal 2016, including approximately 10 in international markets, primarily China, and approximately five in the U.S. The company now plans to open six new outlet stores, primarily in the U.S. In addition, the company anticipates closing up to 60 stores in the U.S. during the fiscal year through natural lease expirations.

Excluded from the company's outlook are the effects of certain potential items, including, but not limited to, insurance recoveries, impairments and other items.

An investor presentation of first quarter results will be available in the "Investors" section of the company's website at www.abercrombie.com at approximately 8:00 AM, Eastern Daylight Time, today.

About Abercrombie & Fitch Co.
Abercrombie & Fitch Co. is a leading global specialty retailer of high-quality, casual apparel for Men, Women and kids with an active, youthful lifestyle under its Abercrombie & Fitch, abercrombie kids and Hollister Co. brands. At the end of the first quarter, the company operated 745 stores in the United States and 180 stores across Canada, Europe, Asia and the Middle East. The company also operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com and www.hollisterco.com.

Today at 8:30 AM, Eastern Standard Time, the company will conduct a conference call. Management will discuss the company's performance and its plans for the future and will accept questions from participants. To listen to the conference call, dial (888) 378-0332 and ask for the Abercrombie & Fitch Quarterly Call or go to www.abercrombie.com. The international call-in number is (719) 325-2291. This call will be recorded and made available by dialing the replay number (888) 203-1112 or the international number (719) 457-0820 followed by the conference ID number 634490 or through www.abercrombie.com.

Investor Contact:	Media Contact:

Brian Logan	Michael Scheiner
Abercrombie & Fitch	Abercrombie & Fitch
(614) 283-6877	(614) 283-6192
Investor_Relations@abercrombie.com	Public_Relations@abercrombie.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management or spokespeople of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the company's control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise our forward-looking statements. The following factors, in addition to those included in the disclosure under the heading "FORWARD-LOOKING STATEMENTS AND RISK FACTORS" in "ITEM 1A. RISK FACTORS" of A&F's Annual Report on Form 10-K for the fiscal year ended January 30, 2016, in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results for Fiscal 2016 and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, could have a material adverse effect on our business, results of operations and liquidity; our inability to anticipate customer demand and changing fashion trends and to manage our inventory commensurately could adversely impact our sales levels and profitability; a significant component of our growth strategy is international expansion, which requires significant capital investment, the success of which is dependent on a number of factors that could affect the profitability of our international operations; direct-to-consumer sales channels are a significant component of our growth strategy, and the failure to successfully develop our position in these channels could have an adverse impact on our results of operations; our market share may be negatively impacted by increasing competition and pricing pressures from companies with brands or merchandise competitive with ours; we have currently suspended our search for a new Chief Executive Officer and the continuance of our interim governance structure may create uncertainty; our inability to successfully implement our strategic plans could have a negative impact on our growth and profitability; our failure to protect our reputation could have a material adverse effect on our brands; our business could suffer if our information technology systems are disrupted or cease to operate effectively; we may be exposed to risks and costs associated with cyber-attacks, credit card fraud and identity theft that would cause us to incur unexpected expenses and reputation loss; fluctuations in foreign currency exchange rates could adversely impact our financial condition and results of operations; fluctuations in the cost, availability and quality of raw materials, labor and transportation, could cause manufacturing delays and increase our costs; we depend upon independent third parties for the manufacture and delivery of all our merchandise, and a disruption of the manufacture or delivery of our merchandise could result in lost sales and could increase our costs; our ability to attract customers to our stores depends, in part, on the success of the shopping malls or area attractions that our stores are located in or around; we rely on the experience and skills of our senior executive officers, the loss of whom could have a material adverse effect on our business; our reliance on two distribution centers domestically and third-party distribution centers internationally makes us susceptible to disruptions or adverse conditions affecting our distribution centers; our litigation exposure could have a material adverse effect on our financial condition and results of operations; our inability or failure to adequately protect our trademarks could have a negative impact on our brand image and limit our ability to penetrate new markets; fluctuations in our tax obligations and effective tax rate may result in volatility in our operating results; extreme weather conditions and the seasonal nature of our business may cause net sales to fluctuate and negatively impact our results of operations; our facilities, systems and stores, as well as the facilities and systems of our vendors and manufacturers, are vulnerable to natural disasters, pandemic disease and other unexpected events, any of which could result in an interruption to our business and adversely affect our operating results; the impact of war or acts of terrorism could have a material adverse effect on our operating results and financial condition; changes in the regulatory or compliance landscape could adversely affect our business and results of operations; our Asset-Based Revolving Credit Agreement and our Term Loan Agreement include restrictive covenants that limit our flexibility in operating our business; and, compliance with changing regulations and standards for accounting, corporate governance and public disclosure could adversely affect our business, results of operations and reported financial results.

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Thirteen Weeks Ended		Thirteen Weeks Ended
	April 30, 2016	% of Net Sales	May 2, 2015	% of Net Sales
	(Unaudited)		(Unaudited)
Net sales	$685,483	100.0%	$709,422	100.0%
Cost of sales, exclusive of depreciation and amortization	259,762	37.9%	297,873	42.0%
Gross profit	425,721	62.1%	411,549	58.0%
Stores and distribution expense	369,118	53.8%	391,638	55.2%
Marketing, general and administrative expense	114,447	16.7%	107,533	15.2%
Restructuring benefit	—	—%	(1,598)	(0.2)%
Asset impairment	—	—%	6,133	0.9%
Other operating income, net	(2,933)	(0.4)%	(1,960)	(0.3)%
Operating loss	(54,911)	(8.0)%	(90,197)	(12.7)%
Interest expense, net	4,506	0.7%	4,639	0.7%
Loss before taxes	(59,417)	(8.7)%	(94,836)	(13.4)%
Tax benefit	(20,787)	(3.0)%	(31,590)	(4.5)%
Net loss	(38,630)	(5.6)%	(63,246)	(8.9)%
Less: Net income attributable to noncontrolling interests	957	0.1%	—	—%
Net loss attributable to Abercrombie & Fitch Co.	$(39,587)	(5.8)%	$(63,246)	(8.9)%

Net loss per share attributable to Abercrombie & Fitch Co.:
Basic	$(0.59)		$(0.91)
Diluted	$(0.59)		$(0.91)

Weighted-average shares outstanding:
Basic	67,625		69,510
Diluted	67,625		69,510

Abercrombie & Fitch Co.
Condensed Consolidated Balance Sheets
(in thousands)

	April 30, 2016	January 30, 2016	May 2, 2015
ASSETS	(Unaudited)		(Unaudited)
Current assets:
Cash and equivalents	$490,975	$588,578	$383,220
Receivables	61,690	56,868	59,169
Inventories, net	435,663	436,701	441,005
Deferred income taxes, net	—	—	44,785
Other current assets	106,200	96,833	118,563
Total current assets	1,094,528	1,178,980	1,046,742
Property and equipment, net	886,346	894,178	949,587
Other assets	363,308	359,881	368,263
TOTAL ASSETS	$2,344,182	$2,433,039	$2,364,592

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$157,024	$184,175	$122,757
Accrued expenses	294,303	321,237	279,985
Short-term portion of deferred lease credits	23,298	23,303	26,102
Income taxes payable	2,287	5,988	6,642
Short-term portion of borrowings, net	733	—	2,017
Total current liabilities	477,645	534,703	437,503
Long-term liabilities:
Long-term portion of deferred lease credits	$87,492	$89,256	$102,375
Long-term portion of borrowings, net	285,882	286,235	290,338
Leasehold financing obligations	50,733	47,440	49,765
Other liabilities	187,635	179,683	177,311
Total long-term liabilities	611,742	602,614	619,789
Total Abercrombie & Fitch Co. stockholders' equity	1,249,656	1,291,063	1,307,300
Noncontrolling interests	5,139	4,659	—
Total stockholders' equity	1,254,795	1,295,722	1,307,300
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,344,182	$2,433,039	$2,364,592

REPORTING AND USE OF GAAP AND NON-GAAP MEASURES
The company believes that the non-GAAP financial measures presented in this news release are useful to investors as they provide the ability to measure the company’s operating performance as compared to historical periods excluding the effect of certain items that the company believes do not reflect its future operating outlook. Management used these non-GAAP financial measures during the periods presented to assess the company's performance, to make decisions about how to allocate resources and to develop expectations for future operating performance. In addition, the company provides certain financial information on a constant currency basis to enhance investors' understanding of underlying business trends and operating performance. The effect from foreign currency, calculated on a constant currency basis, is determined by applying current period exchange rate to prior year results and is net of the year-over-year impact from hedging. Non-GAAP financial measures should be used in conjunction with, not as an alternative to, the company's GAAP financial results.

Abercrombie & Fitch Co.
Schedule of Non-GAAP Financial Measures
Thirteen Weeks Ended May 2, 2015
(in thousands, except per share data)
(Unaudited)

	GAAP (1)	Excluded Items	Adjusted Non-GAAP
Gross profit (2)	$411,549	$26,861	$438,410
Stores and distribution expense (3)	391,638	4,688	386,950
Marketing, general and administrative expense (4)	107,533	1,770	105,763
Restructuring benefit (5)	(1,598)	(1,598)	—
Asset impairment (6)	6,133	6,133	—
Operating loss	(90,197)	37,854	(52,343)
Loss before taxes	(94,836)	37,854	(56,982)
Tax benefit (7)	(31,590)	11,782	(19,808)
Net loss attributable to Abercrombie & Fitch Co.	$(63,246)	$26,072	$(37,174)

Net loss per diluted share attributable to Abercrombie & Fitch Co.	$(0.91)	$0.38	$(0.53)

(1) "GAAP" refers to accounting principles generally accepted in the United States of America.

(2) Excluded Items consist of charges of $26.9 million related to an inventory write-down.

(3) Excluded Items consist of charges of $1.4 million related to accelerated depreciation, $2.6 million related to lease termination and store closure costs and $0.7 million related to the company's profit improvement initiative.

(4) Excluded Items consist of charges of $1.8 million related to the company's profit improvement initiative.

(5) Excluded Items consist of a benefit of $1.6 million related to the Gilly Hicks brand.

(6) Excluded Items consist of charges of $4.5 million related to the discontinued use of certain store fixtures and $1.6 million related to a company owned aircraft.

(7) The tax effect of excluded items is computed as the difference between tax expense on a GAAP basis and tax expense on an adjusted non-GAAP basis.

Abercrombie & Fitch Co.
Store Count Activity

	Abercrombie (1)(2)		Hollister (3)		Total
	United States	International	United States	International	United States	International
January 30, 2016	340	39	414	139	754	178
New	1	—	—	2	1	2
Closed	(7)	—	(3)	—	(10)	—
April 30, 2016	334	39	411	141	745	180

(1)	Includes Abercrombie & Fitch and abercrombie kids brands. Excludes one international franchise store as of April 30, 2016 and January 30, 2016.

(2)	Excludes two international franchise stores as of April 30, 2016 and January 30, 2016.